                               Reg. Nos. 333-62516, 333-62516-01, 333-62516-02,
                                                   333-62516-03 and 333-62516-04
     As filed with the Securities and Exchange Commission on June 15, 2001
================================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              AMENDMENT NO. 1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               --------------


                                                                               BNY Capital V
                                                                               BNY Capital VI
                                                                               BNY Capital VII
         The Bank of New York Company, Inc.                                    BNY Capital VIII
       (Exact name of registrant as specified                     (Exact name of each registrant as specified
                 in its charter)                                          in its certificate of trust)

                     New York                                                      Delaware
          (State or other jurisdiction of                       (State or other jurisdiction of incorporation
          incorporation or organization)                             or organization of each registrant)

                    13-2614959                                                    13-7103738
        (I.R.S. Employer Identification No.)                                      13-7177235
                                                                                  13-7177236
                                                                                  13-7177237
                                                                     (I.R.S. Employer Identification No.)

                  One Wall Street                                   c/o The Bank of New York Company, Inc.
              New York, New York 10286                                         One Wall Street
                  (212) 495-1784                                          New York, New York 1028
(Address, including zip code, and telephone number,                           (212) 495-1784
        including area code, of registrant's              (Address, including zip code, and telephone number, including
            principal executive offices)                  area code, of each registrant's  principal executive offices)

                            J. Michael Shepherd,
                          Executive Vice President,
                        General Counsel and Secretary
                      The Bank of New York Company, Inc.
                                One Wall Street
                           New York, New York 10286
                              Tel: (212) 635-1643
                              Fax: (212) 635-1070
           (Name, address, including zip code, and telephone number,
         including area code, of agent for service of each registrant)

                                With copies to:
      Paul A. Immerman                                Jeffrey J. Delaney
    The Bank of New York                          Pillsbury Winthrop LLP
       One Wall Street                             One Battery Park Plaza
  New York, New York 10286                       New York, New York 10004
      Tel: (212) 635-1075                            Tel: (212) 858-1000
      Fax: (212) 635-1665                            Fax: (212) 858-1500

                             _____________________

================================================================================
  Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the Registration Statement becomes effective.

                             _____________________

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          __________________________

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                  Proposed            Proposed
                                                                  Amount           maximum            maximum           Amount of
                    Title of each class of                        to be        offering price    aggregate offering    registration
                  securities to be registered                 registered (1)  per unit (1) (2)     price (1) (2)           fee
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities of The Bank of New York Company, Inc. (4)......

-----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, no par value, of The Bank of New York
   Company, Inc. (6)(9)........................................
----------------------------------------------------------------------------------------------------------------------------------
Class A Preferred Stock, par value $2.00 per share, of The
   Bank of New York Company, Inc. (6)..........................
----------------------------------------------------------------------------------------------------------------------------------
Depositary Shares of The Bank of New York Company,
   Inc.(6)(7)..................................................
----------------------------------------------------------------------------------------------------------------------------------
Common Stock of The Bank of New York Company, Inc.,
   par value $7.50 per share (6)(8)(9).........................
----------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of BNY Capital V, BNY Capital
   VI, BNY Capital VII and BNY Capital VIII....................
----------------------------------------------------------------------------------------------------------------------------------
The Bank of New York Company, Inc. Guarantees with
   respect to Trust Preferred Securities (5) ..................
----------------------------------------------------------------------------------------------------------------------------------
Total  ........................................................  $1,600,000,000 (3)       100%    $1,600,000,000    $400,952(3)
==================================================================================================================================

(1) Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or principal amount of Debt Securities (including Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities), Preferred Stock, Depositary Shares and Common Stock of The Bank of New York Company, Inc. (the "Company") and Trust Preferred Securities (the "Trust Preferred Securities") of BNY Capital V, BNY Capital VI, BNY Capital VII and BNY Capital VIII (collectively, the "BNY Trusts") not to exceed $1,600,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any (collectively, the "Offered Securities").
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the Offered Securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $1,600,000,000. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(3) Includes an aggregate amount of $34,000,000 of unsold Debt Securities, Preferred Stock, Depositary Shares and Common Stock registered by the Company and Trust Preferred Securities registered by the BNY Trusts pursuant to Registration Statement Nos. 333-70187, 333-70187-01, 333-70187-02, 333-
    70187-03 and 333-70187-04, which was declared effective February 3, 1999. Such securities are being carried forward to this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. The registration fee of $9,452 associated with such securities was previously paid. Accordingly, the proposed maximum offering price of Offered Securities as to which additional registration fees in the amount of $391,500 are being paid is $1,566,000,000.
(4) Junior Subordinated Debt Securities may be purchased by any of the BNY Trusts with the proceeds of the sale of the Trust Preferred Securities of that BNY Trust, together with the proceeds received from the Company for the common securities to be issued by that BNY Trust to the Company. No separate consideration will be received for such Junior Subordinated Debt Securities. Such Junior Subordinated Debt Securities may later be distributed for no additional consideration to the holders of Trust Preferred Securities of the applicable BNY Trust upon certain events described in the applicable Trust Agreement of such BNY Trust.
(5) The Company is also registering pursuant to this Registration Statement the Company's Guarantees and other obligations that it may have with respect to Trust Preferred Securities issued by any of the BNY Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such Guarantee or any other such obligations.
(6) Shares of Preferred Stock, Depositary Shares or Common Stock may be issuable upon conversion of Debt Securities registered hereunder. No separate consideration will be received for such Preferred Stock, Depositary Shares or Common Stock.
(7) In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.
(8) Shares of Common Stock may be issuable upon conversion of shares of Preferred Stock registered hereunder. No separate consideration will be received for such shares of Common Stock.
(9) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock.

    This registration statement contains a prospectus relating to both the offering of newly-issued securities and market-making transactions that occur on an ongoing basis in securities that have been previously issued in the offering described above.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.*

     Registration fee under the Securities Act of 1933, as amended....................................    $391,500
     Blue Sky fees and expenses (including counsel fees)..............................................       9,000
     Fees of rating agencies..........................................................................     100,000
     Printing and engraving...........................................................................      25,000
     Accounting services..............................................................................      35,000
     Miscellaneous....................................................................................      39,500
                                                                                                          --------
         Total........................................................................................    $600,000
                                                                                                          ========

___________
* All expenses except the SEC Registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.


     The By-laws of The Bank of New York Company, Inc. (the "Company") (Section 7.1) provide the following:

     Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Company or serves or served at the request of the Company, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person established that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

     The Company may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

     Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorney's fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

     Anything in these By-laws to the contrary notwithstanding, no elimination of this By-law, and no amendment to this By-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this By-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

     The Company shall not, except by elimination of or amendment to this By-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this By-law. The indemnification of any person provided by this By-law shall continue after such person has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

     The Company is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors or officers of the Company by serving as such after the adoption hereof, are acting in reliance hereon and that the Company is estopped to contend otherwise.

     In case any provision in this By-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

     For purposes of this By-law, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to any employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this By-law, the term "Company" shall include any legal successor to the Company, including any corporation which acquires all or substantially all of the assets of the Company in one or more transactions.

     A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this By-law shall be indemnified as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, indemnification under this By-law shall be made by the Company if, and only if, authorized in the specific case:

          (1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this By-law, or,

          (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

                    (a) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this By-law has been met by such director or officer; or

                    (b) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

     If any action with respect to indemnification of directors and officers is taken by way of amendment of these By-laws, resolution of directors, or by agreement, the Company shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

     With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, has no reasonable cause to believe his conduct was unlawful.

     In addition, the Company maintains a directors' and officers' liability insurance policy.

     Reference is made to the indemnity provisions in the Underwriting Agreement Standard Provisions which is filed as Exhibit 1.1 to this Registration Statement.

     Under each Trust Agreement, the Company will agree to indemnify each of the Trustees of the Issuer with respect thereto or any predecessor Trustee for the Issuer, and to hold such Trustees harmless against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

Item 16.    Exhibits.


Exhibit
--------
   1.1  Form of Underwriting Agreement Standard Provisions.**
   1.2 Form of Registration Rights Agreement for shares of Common Stock between the Company and Merrill Lynch International.**
   4.1  Restated Certificate of Incorporation of the registrant.**
   4.4 By-Laws of the registrant, incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-6152)
   4.5 Rights Agreement, including form of Preferred Stock Purchase Right, dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)
   4.6 First Amendment dated as of June 13, 1989, to the Rights Agreement, including form of Preferred Stock Purchase Right, dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the amendment on Form 8, dated June 14, 1989, to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)
   4.7 Second Amendment, dated as of April 30, 1993, to the Rights Agreement, including form of Preferred Stock Purchase Right dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the amendment on Form 8-A/A, filed May 3, 1993, to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)
   4.8 Third Amendment, dated as of March 8, 1994, to the Rights Agreement, including form of Preferred Stock Purchase Right dated as of December 10, 1985, between The Bank of New York Company, Inc. and The Bank of New York, as Rights Agent, incorporated by reference to the amendment on Form 8-A/A, filed March 23, 1994, to the registrant's Registration Statement on Form 8-A, dated December 18, 1985. (File No. 1-6152)

Exhibit
--------
  4.9 Specimen of Certificate for the registrant's Common Stock incorporated by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-8 (No. 33-57670)
  4.10 Senior Indenture, dated as of July 18, 1991 between The Bank of New York Company, Inc. and Bankers Trust Company, as Trustee, incorporated herein by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3 (No. 33-51984)
  4.11 Form of Subordinated Indenture, dated as of October 1, 1993, between The Bank of New York Company, Inc. and Chase Manhattan Trust Company, National Association as successor trustee, incorporated herein by reference to Exhibit 4.11 to the registrant's Registration Statement on Form S-3 (No. 33- 5033
  4.12 Form of Deposit Agreement (including form of Depositary Receipt) incorporated herein by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3 (No. 33-51984)
  4.13 Junior Subordinated Indenture, dated as of December 25, 1996, between the registrant and Bank One, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K filed June 16, 1997.
  4.14  Certificate of Trust of BNY Capital V incorporated by reference to
        Exhibit 4(j) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-01 through 05)
  4.15 Trust Agreement of BNY Capital V incorporated by reference to Exhibit 4(k) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-01 through 05)
  4.16  Certificate of Trust of BNY Capital VI incorporated by reference to
        Exhibit 4.16 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-
        04).
  4.17  Form of Trust Agreement of BNY Capital VI incorporated by reference to
        Exhibit 4.17 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-
        04).
  4.18  Certificate of Trust of BNY Capital VII incorporated by reference to
        Exhibit 4.18 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-
        04).
  4.19  Form of Trust Agreement of BNY Capital VII incorporated by reference to
        Exhibit 4.19 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-
        04).
  4.20  Certificate of Trust of BNY Capital VIII incorporated by reference to
        Exhibit 4.20 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-
        04).
  4.21  Form of Trust Agreement of BNY Capital VIII incorporated by reference to
        Exhibit 4.21 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-
        04).
  4.22 Form of Amended and Restated Trust Agreement of BNY Capital V incorporated by reference to Exhibit 4(l) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-0 through 05)
  4.23 Form of Amended and Restated Trust Agreement of BNY Capital VI, VII and VIII incorporated by reference to Exhibit 4.23 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-04).
  4.24 Form of Preferred Security Certificate for BNY Capital V incorporated by reference to Exhibit 4(m) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-01 through 05)
  4.25 Form of Preferred Security Certificate for BNY Capital VI, VII and VIII (included as Exhibit D to 4.23)
  4.26 Form of Guarantee Agreement for BNY Capital V incorporated by reference to Exhibit 4(n) to the registrant's Registration Statement on Form S-3 (Nos. 333-15951 and 333-15951-01 through 05)
  4.27 Form of Guarantee Agreement for BNY Capital VI, VII and VIII incorporated by reference to Exhibit 4.27 to the registrant's Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-04).

   5.1 Opinion of Paul A. Immerman as to legality of the Debt Securities, Preferred Stock, Depositary Shares and Common Stock.
   5.2 Opinion of Sullivan & Cromwell as to legality of the Junior Subordinated Debt Securities and the

        Guarantees.
   5.3 Opinion of Richards, Layton & Finger, P.A. as to validity of the Preferred Securities to be issued by BNY Capital V
   5.4 Opinion of Pepper Hamilton LLP as to validity of the Preferred Securities to be issued by BNY Capital VI
   5.5 Opinion of Pepper Hamilton LLP as to validity of the Preferred Securities to be issued by BNY Capital VII
   5.6 Opinion of Pepper Hamilton LLP as to validity of the Preferred Securities to be issued by BNY Capital VIII
  12.1 Computation of ratio of earnings to fixed charges and combined fixed charges and preferred stock dividend requirements incorporated by reference to Exhibit 12 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 1-6152) and Exhibit 12 to registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 1-6152)
  23.1  Consent of Ernst & Young LLP.**
  23.2  Consent of Paul A. Immerman (included in 5.1).
  23.3  Consent of Sullivan & Cromwell (included in 5.2).

 Exhibit
---------

    23.4  Consents of Pepper & Hamilton LLP (included in 5.4, 5.5 and 5.6)
    23.5  Consent of Richards, Layton & Finger, P.A. (included in 5.3)
    24.1  Powers of Attorney**
    25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Senior Indenture**
    25.2 Form T-1 Statement of Eligibility of Chase Manhattan Trust Company, National Association to act as trustee under the Senior Subordinated Indenture.**
    25.3 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Junior Subordinated Indenture.**
    25.4 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital V.**
    25.5 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital VI.**
    25.6 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital VII.**
    25.7 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Amended and Restated Trust Agreement of BNY Capital VIII.**
    25.8 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital V.**
    25.9 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital VI.**
    25.10 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital VII.**
    25.11 Form T-1 Statement of Eligibility of Bank One, National Association to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of BNY Capital VIII.**

  **Previously filed.

Item 17.  Undertakings.

     Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby also undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (5) That, for the purposes of determining any liability under the Securities Act of 1933:

     (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, The Bank of New York Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of June, 2001.

                                    The Bank of New York Company, Inc.
                                    (Registrant)



                                    By: /s/ Bruce Van Saun
                                        ----------------------------------------
                                        Bruce Van Saun

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 15th day of June, 2001.

                      Signature                                                   Title
                      ---------                                                   -----
                          *                               Chairman of the Board and Chief Executive Officer
------------------------------------------------------
                  (Thomas A. Renyi)                            (Principal Executive Officer) and Director

                  /s/ Bruce Van Saun                      Senior Executive Vice President (Principal Financial
------------------------------------------------------
                   (Bruce Van Saun)                             Officer)

                   Thomas J. Mastro                       Comptroller (Principal Accounting Officer)
------------------------------------------------------
                  (Thomas J. Mastro)

                          *                               Director
------------------------------------------------------
                  (J. Carter Bacot)

                          *                               Director
------------------------------------------------------
                   (Richard Barth)

                          *                               Director
------------------------------------------------------
                (Frank J. Biondi, Jr.)

                          *                               Director
------------------------------------------------------
                 (William R. Chaney)

                          *                               Director
------------------------------------------------------
                (Nicholas M. Donofrio)

                          *                               Vice Chairman and Director
------------------------------------------------------
                  (Alan R. Griffith)

                      Signature                                 Title
                      ---------                                 -----

                          *                             President and Director
------------------------------------------------------
                 (Gerald L. Hassell)

                          *                             Director
------------------------------------------------------
                  (Richard J. Kogan)

                          *                             Director
------------------------------------------------------
                 (John A. Luke, Jr.)

                          *                             Director
------------------------------------------------------
                   (John C. Malone)

                          *                             Director
------------------------------------------------------
                  (Donald L. Miller)

                          *                             Director
------------------------------------------------------
                 (Catherine A. Rein)

                          *                             Director
------------------------------------------------------
               (William C. Richardson)

                          *                             Director
------------------------------------------------------
                  (Brian L. Roberts)


________

* Patricia A. Bicket, hereby signs this Registration Statement on Form S-3 on the 15th day of June, 2001 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to a power of attorney filed herein.

          /s/ Patricia A Bicket
          ------------------------------------
          Patricia A. Bicket, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of June, 2001.

                             BNY Capital V

                             By: The Bank of New York Company, Inc.,
                             as Depositor



                             By: /s/ Bruce Van Saun
                                 -------------------------
                                 Bruce Van Saun

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of June, 2001.

                             BNY Capital VI

                             By: The Bank of New York Company, Inc.,
                             as Depositor


                             By: /s/ Bruce Van Saun
                                 -------------------------
                                 Bruce Van Saun

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of June, 2001.

                             BNY Capital VII


                             By: The Bank of New York Company, Inc.,
                             as Depositor


                             By:  /s/ Bruce Van Saun
                                  -------------------------
                                  Bruce Van Saun

     Pursuant to the requirements of the Securities Act of 1933, as amended, BNY Capital VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of June, 2001.

                             BNY Capital VIII

                             By: The Bank of New York Company, Inc.,
                             as Depositor


                             By: /s/ Bruce Van Saun
                                 --------------------------
                                 Bruce Van Saun